Exhibit 99.1

Press Release

FOR RELEASE ON: Dec. 27, 2023, 12:30 p.m. ET

Nxu Executes Strategic Partnership and Investment in Lynx Motors

Nxu finalizes transaction with Lynx

MESA, Ariz., Dec. 27, 2023 – Nxu, Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a domestic technology company creating innovative EV charging and energy storage solutions for the infrastructure we need to power our electrified future, has executed definitive documents to finalize its strategic investment in Lynx Motors. This transaction both memorializes Nxu’s commitment to utilizing strategic partnerships to accelerate its mission to develop superior highway electrification and demonstrates continued execution of Nxu’s Nasdaq compliance plan. The financial impact of the transaction results in an increase in Nxu’s shareholder equity and helps to ensure that Nxu can achieve and maintain Nasdaq’s continued listing standards by and beyond Nasdaq’s extension deadline of April 7, 2024.

“We’re excited to make this Lynx partnership official, teaming up with a company that shares our vision for an electrified future,” said Nxu Founder, Chairman and CEO Mark Hanchett. “Leveraging symbiotic industry knowledge and similarly ambitious goals, we look forward to joining forces with Lynx to supercharge our collective impact on the future of EVs and charging infrastructure. As a byproduct of the transaction, we’re able to continue executing on the compliance plan we presented to Nasdaq and further validate its decision to grant us an additional compliance period.”

Nxu’s investment is structured as a share exchange, whereby $3 million in Nxu shares will be exchanged for $3 million in Lynx shares. The value of Lynx shares become an asset on the Company’s balance sheet. Additionally, Nxu now holds one seat on Lynx’s Board of Directors, allowing the Company a hands-on opportunity to help develop Lynx and monitor the status of its investment. To expedite the electrification process, Lynx has issued an interest-free promissory note of $250,000 to Nxu in exchange for a $250,000 bridge loan. The Agreement is subject to registration rights and representations and warranties that survive the closing.

About Nxu, Inc.

Nxu, Inc. is a domestic technology company leveraging its intellectual property and innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry-leading grid level energy storage solutions, charging infrastructure and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future areas of focus and expectations for our business. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Nxu’s expectations about its long term growth strategy, future growth trajectory, revenue and operations; Nxu’s technology and alignment with broader trends in the EV market; opportunities presented by electrification; beliefs about the general strength, weakness or health of Nxu’s business; and beliefs about current or future trends in EV battery materials or other markets and the impact of these trends on Nxu’s business. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at www.nxuenergy.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

Media Contact

press@nxuenergy.com

Investor Contact

Investors@nxuenergy.com